Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Given Imaging Ltd:

We consent to the incorporation by reference in the registration statement (File No. 333-111310) on Form S-8 of Elron Electronic Industries Ltd. of our report dated April 12, 2007, with respect to the consolidated balance sheets of Given Imaging Ltd. (the “Company”) and its subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for each of the years in the three year period ended December 31, 2006, which report appears in the December 31, 2006 annual report on Form 20-F of Elron Electronic Industries Ltd.

Our report on the consolidated financial statements refers to the adoption by the Company of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment”, effective January 1, 2006.

/s/ Somekh Chaikin
Certified Public Accountants (Israel)
Member firm of KPMG International

Tel-Aviv, Israel
June 25, 2007